SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Amendment #1

Date of Report: March 28, 2001

Date of Earliest Event Reported: March 01, 2001

Expressions Graphics, Inc.
(Exact Name of Registrant as Specified in its Charter)

(Former Name of Registrant)

Nevada	88-0448389
(State of Organization)	(I. R.S. Employer Identification No.)

Commission File Number:	333-38976

101 Convention Center Drive, Suite 700
Las Vegas, NV 89109	(888) 809 -3446
(Address of Principal Executive Offices)	Registrants Telephone Number

(Former Name and Address of Registrant)

I

Expressions Graphics, Inc.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

None

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective March 1, 2001 the Company retained Stonefield Josephson, Inc. ("Stonefield") to act as the Company’s independent certified public accountant. In this regard Stonefield replaced Merdinger, Fruchter, Rosen & Corso (“MFRC"), which audited the Company's financial statements for the as of June 30, 2000 and for the period January 13, 2000 (date of inception) to June 30, 2000. MFRC stated in their report to the Company’s financial statements for the period January 13, 2000 (date of inception) to June 30, 2000 that, because the Company has incurred substantial losses from operations since inception and has a substantial deficit in its working capital and shareholder equity, there is substantial doubt as to the Company's ability to continue as a going concern.

With the exception of the foregoing, the report of MFRC for the period ended June 30, 2000 did not contain an adverse opinion, or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. During the period ended June 30, 2000, there were no disagreements by the Company with MFRC on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MFRC would have caused it to make reference to such disagreements in its report.

The Company has authorized MFRC to discuss any matter relating to the Company and its operations with Stonefield.

The board of directors of the Company approved the change in the Company’s auditors. The Company does not currently have an audit committee.

During the two most recent fiscal years and subsequent interim periods, the Company did not consult Stonefield regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or a reportable event.

MFRC has reviewed the disclosures contained in this 8-K report. The Company has advised MFRC that it has the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures herein, or stating any reason why MFRC does not agree with any statements made by the Company in this report. MFRC has advised the Company that nothing has come to its attention, which would cause it to believe that any such letter was necessary.

Expressions Graphics, Inc.

ITEM 5. OTHER EVENTS.

None

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTORS.

None.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

None.

ITEM 8. CHANGE IN FISCAL YEAR.

None.

ITEM 9. SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.

None.

EXHIBITS

Exhibit 16: Change in Certifying Accountant Letter is provided.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Expressions Graphics, Inc.

/s/ Frank Drechsler
By: Frank Drechsler
Vice President, Secretary and Director

Dated: July 30, 2001